NEWS RELEASE

ALASKA SILVER ANNOUNCES PLAN FOR DEFERRED MANAGEMENT FEES TRANSACTION

TUCSON, ARIZONA, US - May 19, 2026 - Alaska Silver Corp. (the "Company," "Alaska Silver"  (TSXV: "WAM") announces that it has entered into agreements to settle C$1,237,962 in outstanding management fee debt through the issuance of an aggregate of 1,509,710 common shares of the Company (the "Settlement Shares") at a price of $0.82 per Common Share (the "Debt Settlement").

This settlement transaction represents deferred management fees owed to the Company's President and CEO, Christopher (Kit) Marrs, its Vice President, Administration, Joan Marrs, and its Chief Exploration Officer, Joe Piekenbrock (collectively, the "Creditors"), which accrued pursuant to employment and consulting agreements between the Company and the Creditors between 2023 and 2025 (in the case of Christopher Marrs and Joan Marrs) and from 2022 to present (in the case of Joe Piekenbrock).

The Company's board of directors and management believe that completing the Debt Settlement by issuing shares is in the best interests of the Company as it will allow the Company to preserve its cash resources for ongoing and planned operations.

Kit Marrs stated, "We are very happy with this proposal to tighten up our Balance Sheet and remove this debt that has built up since 2022.  Joan, Joe and I consciously deferred our compensation when times were tough because we wanted to prioritize cash for drilling and advancing our project, and ultimately increasing shareholder value."

Completion of the Debt Settlement remains subject to receipt of all necessary regulatory approvals, including acceptance by the TSX Venture Exchange (the "Exchange") and the approval of disinterested shareholders of the Company. The Company will be seeking disinterested shareholder approval of the Debt Settlement at its annual general and special meeting of shareholders to be held on June 19, 2026. For the purposes of the resolution to approve the Debt Settlement, all of the common shares beneficially owned by the Creditors, including their Associates and Affiliates (as those terms are defined under the policies of the Exchange), will not be entitled to vote on the resolution to approve the Debt Settlement.

The Settlement Shares will be subject to a four-month hold period from the date of issuance in accordance with applicable Canadian securities laws, in addition to such other restrictions as may apply under applicable securities laws of jurisdictions outside Canada.

MI 61-101 Matters

The Debt Settlement is considered to be a "related party transaction" as defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The Company is exempt from the formal valuation requirement in Section 5.4 of MI 61-101 in reliance on Section 5.5(b) of MI 61-101, as the Company is not listed on a specified market within the meaning of MI 61-101. Additionally, the Debt Settlement is exempt from the minority approval requirement in Section 5.6 of MI 61-101 in reliance on Section 5.7(1)(a) of MI 61-101 insofar as neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Settlement Shares issuable to the Creditors exceeds 25% of the Company's market capitalization.

The foregoing securities being offered have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States, or to, or for the account or benefit of, U.S. persons or persons in the United States, absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Grant of Stock Options

In addition, the Company announces that it has granted 100,000 stock options to an officer pursuant to its Long-Term Incentive Plan. The grants were made in accordance with the Company's compensation policy. Each stock option is exercisable at C$0.82 per share for a term of five years.

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.4 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At one end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead1,2,  that remains open to the north and south, as well as by the Illinois Creek mine. At the western end is the historical past-producing Illinois Creek Mine that closed due to low metal prices leaving untouched Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz gold at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag2,3. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor. Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

3 For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

____________________________

Qualified Person

Patrick Donnelly P.Geo, Executive Vice President of Alaska Silver, a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

"Kit Marrs"

Kit Marrs

President & CEO

Phone: (520) 200-1667

kit@alaskasilver.com

Patrick Donnelly
Executive Vice President
pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connation thereof. This forward looking information relates to, among other things, the terms of the Debt Settlement, the anticipated benefits of the Debt Settlement, the Company obtaining regulatory approvals, including acceptance by the Exchange, and the Company obtaining disinterested shareholder approval of the Debt Settlement.

Such forward-looking information is based on numerous assumptions, including among others, that the Debt Settlement will be completed and on the terms anticipated, the Debt Settlement will have the anticipated benefits to the Company, and the Company will obtain the necessary regulatory and shareholder approvals. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include the risk that the Debt Settlement will not be completed on the timing or terms anticipated, the risk that the Debt Settlement will not have the anticipated benefits, and the risk that the Company will not obtain the necessary regulatory or shareholder approvals. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.